Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2013 of the Stone Harbor Emerging Markets Total Income Fund (the “Registrant”).

I, Peter J. Wilby, the President and Chief Executive Officer of the Registrant, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	August 8, 2013

By:	/s/ Peter J. Wilby
Peter J. Wilby (Principal Executive Officer)
President and Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2013 of the Stone Harbor Emerging Markets Total Income Fund (the “Registrant”).

I, James J. Dooley, the Treasurer and Chief Financial Officer of the Registrant, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	August 8, 2013

By:	/s/ James J. Dooley
James J. Dooley (Principal Financial Officer)
Treasurer and Chief Financial Officer